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                             PUDGIE'S CHICKEN, INC.

                                    550 Units

                             Each Unit Consisting of
                One Share of Series A Convertible Preferred Stock

                                       and

                  500 Redeemable Common Stock Purchase Warrants

                              AMENDED AND RESTATED
                           PLACEMENT AGENCY AGREEMENT


                                                            As of March 18, 1996


Strasbourger Pearson Tulcin Wolff
  Incorporated
c/o Stroock & Stroock & Lavan
Seven Hanover Square
New York, NY  10004

Ladies and Gentlemen:

     This letter confirms our agreement (this "Agreement") to retain Strasbourger Pearson Tulcin Wolff Incorporated as our exclusive agent (the "Placement Agent") from the date hereof through the tenth (10th) day following the date on which all Offering Materials (as defined herein) have been approved by the Company and the Placement Agent pursuant hereto (the "Engagement Period") to introduce Pudgie's Chicken, Inc. (the "Company") to certain investors (collectively, the "Investors") as prospective purchasers in a private placement of at least 200 and no more than 550 units (the "Units"). Each Unit will consist of (i) one (1) share of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares"), convertible into shares of the Company's common stock, par value $.01 per share ("Common Stock"), and (ii) 500 redeemable Common Stock purchase warrants (the "Warrants"), exercisable for shares of Common Stock as hereinafter provided. The shares of Common Stock issuable upon conversion of the Preferred Shares are hereinafter called the "Conversion Shares"; the shares of Common Stock issuable in payment of dividends on the Preferred Shares are hereinafter called the "Dividend Shares"; the shares of Common Stock issuable in payment of certain penalty payments relating to the registration of the Conversion Shares and the Dividend Shares are hereinafter called the "Penalty Shares"; and the Shares of Common Stock issuable upon exercise of the Warrants are hereinafter called the "Warrant Shares." The Conversion Shares, the Dividend Shares, the Penalty Shares and the Warrant Shares are hereinafter collectively called the "Underlying Common Shares."

     The above-described private placement (the "Placement") are more fully described in the confidential disclosure documents prepared by the Company and provided to the Placement Agent and dated the date hereof for use in connection with the proposed Placement (said disclosure documents, as amended and supplemented from time to time and including all Exhibits thereto, being hereinafter collectively referred to as the "Offering Circular"). The Placement Agent will have no obligation to purchase any of the Units offered by the Company in the Placement. During the Engagement Period, the Placement Agent shall have the exclusive right to arrange for all sales of securities by the Company, including the exclusive right to identify buyers for the Units.

     The Placement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D ("Regulation D") of the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act (the "Rules and Regulations").

     Each Investor who purchases Units shall be required to enter into a purchase agreement with the Company in the form included as an exhibit to the Offering Circular (collectively, the "Purchase Agreements") and a registration rights agreement with the Company in the form included as an exhibit to the Offering Circular (collectively, the "Registration Rights Agreements"). In order to effectuate the Closing (as defined in Section 1 hereof), the Company, the Placement Agent and LaSalle National Trust, N.A. shall enter into an escrow agreement (the "Escrow Agreement"). The Preferred Shares will be issued by the Company pursuant to an amendment to its certificate of incorporation in the form of the Certificate of Designations in the form included as an exhibit to the Offering Circular (the "Certificate of Designations"). The Warrants will be issued by the Company pursuant to that certain Warrant Agent Agreement dated August 9, 1995 by and among the Company, Rickel & Associates, Inc. ("Rickel") and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent") which is included as an exhibit to the Offering Circular (the "Warrant Agreement" and, collectively with the Purchase Agreements, the Registration Rights Agreements and the Escrow Agreement, the "Offering Agreements"). The Offering Circular, the Offering Agreements and the Certificate of Designations are hereinafter collectively called the "Offering Materials."

     The engagement described herein shall be in accordance with applicable laws and pursuant to the following procedures and terms and conditions:

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, the Placement Agent, as of the date hereof (except with respect to matters which are expressly contemplated by Sections 2(e) and 6 hereof to occur after the date hereof) and as of the date (the "Closing Date") of the consummation of the sale of the Preferred Shares (the "Closing"), that:

          (a) The Offering Circular (excluding Exhibit H thereto, as to which no representation or warranty is made) does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has not distributed any offering material in connection with the offering or sale of the Units other than the Offering Circular.

          (b) No order asserting that any of the transactions contemplated by this Agreement or the Offering Circular are subject to the registration requirements of the Securities Act has been issued. There has been no notification with respect to the suspension of the qualification of the Preferred Shares, the Warrants or the Underlying Common Shares for sale in any jurisdiction or initiation or, to the knowledge of the Company, threat of any proceeding for such purpose.


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          (c)  The consolidated financial statements and related notes included in the Offering Circular present fairly the consolidated financial position of the Company as at the dates indicated and the consolidated results of its operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout all periods presented. The Company has not been advised by Price Waterhouse L.L.P. (the "Accountants"), nor is it otherwise aware of, any material weakness involving the Company's internal control structure or their operation. The Accountants, who certified the financial statements included in the Offering Circular, are independent public auditors as required by the Securities Act and the Rules and Regulations. The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (d) Since the date as of which information is given in the Offering Circular, (i) there has been no material adverse change in the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, other than continuing losses from operations and the corresponding decrease in net worth resulting therefrom,
(ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, other than an investment the Company has made in a public company which has been identified to the Placement Agent by the Company, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its securities, and (iv) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, either direct or contingent, other than in the ordinary course of business.

          (e) The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation with full power and authority to own and lease its properties and to conduct its business as described in the Offering Circular; and the Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company does not own directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity other than (i) its wholly-owned subsidiaries listed in Appendix I hereto and (ii) an investment the Company has made in a public company which has been identified to the Placement Agent by the Company. Complete and correct copies of the articles of incorporation and the bylaws of the Company and each of its subsidiaries and all amendments thereto have been delivered to the Placement Agent, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date, except for the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, which filing shall be made on or prior to the Closing Date.

          (f) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have requested extensions thereof and have paid all taxes and all assessments to the extent that the same have become due. No tax assessment or deficiency has been made or proposed against the Company or any of its subsidiaries nor has the Company or any of its subsidiaries received any notice of any proposed assessment or deficiency. The charges, accruals and reserves shown as the financial statements included in the Offering Circular, in respect of taxes for all fiscal periods to date are adequate based on current law. There is no material unpaid assessment or proposal by any taxing authority for additional taxes for which the Company or a consolidated basis does not have adequate reserves for any fiscal year.

          (g) The authorized, issued and outstanding capitalization of the Company is as set forth in the Offering Circular under "Capitalization;" the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not, and at the Closing will not be, subject to any preemptive or other similar rights. Except as disclosed in the Offering Circular, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, shares of Common Stock or agreements or understandings with respect to the sale or issuance of, any of the foregoing. The Preferred Shares to be issued and sold by the Company will be, upon issuance and payment therefor, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrants to be issued and sold by the Company will be, upon issuance and payment therefor, duly authorized, validly issued, fully paid and non-assessable and will be entitled to the benefits of the Warrant Agreement. The description of the securities of the Company in the Offering Circular is complete and accurate in all material respects.

          (h) The Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Preferred Shares and, when issued and delivered upon such conversion, will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights or other similar rights. The Dividend Shares have been duly and validly authorized and reserved for issuance upon payment of the dividends on the Preferred Shares and, when issued and delivered upon such payment, will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights or other similar rights. The Penalty Shares have been duly and validly authorized and reserved for issuance upon payment of such penalties and, when issued and delivered upon such payment, will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights or other similar rights. The Warrant Shares have been duly and validly authorized and reserved for issuance upon exercise of the Warrants and, when issued and delivered upon such exercise and upon receipt of the exercise price therefor, will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or other similar rights.

          (i) Neither the Company nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect; and assuming the application of the net proceeds from the placement as described in the Offering Circular and the compliance by the Placement Agent with its obligations hereunder, the execution, delivery and performance of this Agreement and the Offering Agreements and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and
(i) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note or other instrument or other agreement (a "contract or other agreement") to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor
(ii) will such action result in any violation of (A) the provisions of the organizational documents of the Company or any of its subsidiaries or (B) any statute, rule, regulation, order, judgment, ruling or decree of any court or any governmental, regulatory or administrative body applicable to any of them, except


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in the case of clause (i), where such breach, default or violation would not, singly or in the aggregate, have a Material Adverse Effect.

          (j) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (k) Except as disclosed in the Offering Circular, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, threatened or, to the knowledge of the Company, contemplated against or affecting the Company or any of its subsidiaries which is reasonably likely, singly or in the aggregate, to have a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which their property or assets is the subject which are not described in the Offering Circular, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

          (l) There are no (i) hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials"), the existence of which is in violation of any environmental law or regulation, on any of the properties owned or leased by the Company or any of its subsidiaries, or (ii) spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring from such properties. Except as described in the Offering Circular, the Company and its subsidiaries are in compliance with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

          (m) The business, operations and facilities of the Company and its subsidiaries have been and are being conducted in compliance in all respects with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, pollution, or protection of public health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or Hazardous Materials), of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agencies or regulatory decrees, awards, judgments and orders relating thereto; and the Company has not received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

          (n) The Company and its subsidiaries possess such certificates, licenses, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them, and the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (o) Except as set forth in the Offering Circular, the Company and its subsidiaries have fee simple title to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not adversely affect the value of such property or interests and do not interfere with the use made and proposed to be made of such property or interests by them; and any real property and buildings held under lease by the Company or any of its subsidiaries or leased by the Company or any of its subsidiaries to a third party are held or leased by the Company or any of its subsidiaries under valid, binding and enforceable leases conforming to the description thereof set forth in the Offering Circular, with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries or such third party.

          (p) Except as described in the Offering Circular, the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries have been refused any insurance coverage for which they have applied; and the Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as such coverage expires, or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Affect.

          (q) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale or issuance of the Preferred Shares, Warrants or Underlying Common Shares hereunder, except such as have previously been obtained, or as have been obtained under state securities laws.

          (r) The Company has full power and authority to enter into this Agreement and each Offering Agreement. This Agreement has been, and each Offering Agreement and the Warrants will be, duly authorized, executed and delivered by the Company and this Agreement constitutes, and each Offering Agreement and the Warrants will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof and thereof, subject (a) to limitations imposed by bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and without regard to the application of equitable principles in any proceeding, whether at law or in equity and (b) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder. Subject to the Placement Agent's conformity to its obligations set forth herein, the performance of this Agreement, the Warrants and each Offering Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the organizational and governing documents of the Company or any of its subsidiaries; (ii) any contract or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its properties is bound or affected, which is material to the Company or any of its subsidiaries (other than with respect to any requirements of the Nasdaq Stock Market or The Boston Stock Exchange with respect to prior notification thereof of this Agreement and transactions contemplated hereby and as to the listing of the Warrants and the Underlying Common Shares prior to the Closing Date); or (iii) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries.

          (s) Any certificate signed by any officer of the Company and delivered to the Placement Agent, or to counsel for the Placement Agent, shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.


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          (t)  Subject to the Placement Agent's conformity to its obligations set forth herein and in reliance upon the representations and warranties of each Investor to be set forth in their respective Purchase Agreements, the sale and issuance of the Units and the Underlying Common Shares as contemplated herein and in the Offering Circular is exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and/or 3(b). With respect to each offer or sale of the Units and the Underlying Common Shares, neither the Company nor any of its representatives (which, for purposes of this Section 1(t), shall not include the Placement Agent) has engaged in any form of general solicitation or general advertising, including, but not limited to, advertisements, articles, notices or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No Common Stock and no securities of the same class as the Preferred Shares and the Warrants have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (u) Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation of a character necessary to be disclosed in the Offering Circular.

          (v) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

          (w) The Company and its subsidiaries own, or are licensed or otherwise has the full exclusive right to use, all material copyrights, patents, trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Offering Circular, except where the failure to own or be licensed with respect to any such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, no claims have been asserted by any person to the use of any such copyrights, patents, trademarks or trade names or challenging or questioning the validity or effectiveness of any such copyright, patent, trademark or trade name. The use of such copyrights, patents, trademarks and trade names in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person.

          (x) Each holder of securities of the Company which has rights to the registration of any securities of the Company as a result of the filing of the registration statement contemplated by the Offering Circular and the Registration Rights Agreement with respect to the Warrants and the Underlying Common Shares has waived such rights.

     2.   COVENANTS OF THE COMPANY.

          (a) The Company will apply the net proceeds from the sale of the Units in accordance with the description set forth in the Offering Circular under the heading "Use of Proceeds."

          (b) If at any time following the date of the Offering Circular through the Closing Date, any event occurs as a result of which the Offering Circular, as then amended or supplemented, would, in the opinion of the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason, in the opinion of the Placement Agent, it is necessary at any time to amend or supplement the Offering Circular, the Company will promptly notify the Placement Agent thereof and will prepare and deliver to the Placement Agent, at the Company's expense, an amendment to the Offering Circular that corrects such statement or omission or effects such compliance.

          (c) The Company will not amend or supplement the Offering Circular unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the use thereof and the Placement Agent shall not have objected thereto in good faith.

          (d) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Preferred Shares, the Warrants or the Underlying Common Shares in a manner which would require the registration under the Securities Act of the Preferred Shares, the Warrants or the Underlying Common Shares.

          (e) In accordance with the Registration Rights Agreement, the Company will cause the Warrants and the Underlying Common Shares to be listed on the Nasdaq Stock Market and The Boston Stock Exchange no later than the time the Preferred Shares become convertible.

     3. COVENANTS OF THE PLACEMENT AGENT. The Placement Agent covenants and agrees that it will take no action, nor fail to take any action, if such action or failure to take such action would have the effect that the offer or sale of the Units would not be exempt from the registration requirements of the Securities Act or the registration or qualification requirements of any state or political subdivision of the United States in which the Units are to be offered or sold. The Placement Agent shall only offer the Units to persons for which the Placement Agent has a reasonable belief that such persons are "accredited investors" as such term is defined in Rule 501 under the Securities Act.

     4. COMPENSATION OF THE PLACEMENT AGENT. The Company agrees to reimburse the Placement Agent for all of the Placement Agent's actual out-of-pocket expenses incurred in connection with this transaction, regardless of whether the sales contemplated hereby are consummated, including but not limited to fees and disbursements of its counsel and of the escrow agent, up to One Hundred Thousand Dollars ($100,000), said reimbursement to be made by the Company directly from the gross proceeds to it from the Placement hereunder. The Company will pay all of its expenses incurred in connection with these transactions. The Company will pay the Placement Agent, directly from the escrowed funds, a fee of 7.0% of the gross proceeds to it from the Placement hereunder the ("Placement Fee").

     5. CLOSING. The Closing may be held at such place or places as shall be specified by the Placement Agent. Certificates in the names of the respective Investors and in the respective denominations aggregating the full number of Preferred Shares and Warrants sold at the Closing shall be delivered by the Company to the Escrow Agent contemplated by the Offering Circular.

     6. CONDITIONS TO CLOSING. The Company and the Placement Agent agree that the issuance and sale of the Preferred Shares and the Warrants and all obligations of the Placement Agent provided herein shall be subject to the truthfulness and accuracy of the representations and warranties contained herein as of the date hereof and as at the Closing, to the truthfulness and accuracy of the statements of officers and directors of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder to be performed at or prior to the Closing and to the following further conditions:


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          (a)  The Placement Agent shall have received from Graubard Mollen &
Miller, counsel to the Company, a legal opinion addressed to the Placement Agent, which will be in the form required to be delivered pursuant to Section
4.8 of the Purchase Agreement.

          (b) The Placement Agent and its counsel shall have been furnished such other documents and opinions as they reasonably may require for the purpose of enabling them to assess the accuracy, completeness or satisfaction of the representations, warranties or conditions herein contained.

          (c) As of the Closing: (i) in the sole opinion of the Placement Agent, there shall have been no material adverse change in the affairs of the Company and its subsidiaries, taken as a whole, financial or otherwise, from and as of the latest dates as of which such condition is set forth in the Offering Circular, except as referred to therein; (ii) there shall have been no material transaction entered into by the Company or any subsidiary of the Company from the latest date as of which the financial condition of the Company is set forth in the Offering Circular other than transactions referred to or contemplated therein, other than an investment the Company has made in a public company which has been identified to the Placement Agent; (iii) neither the Company nor any of its subsidiaries shall be in material default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a material default) under any provision of any contract or other agreement to which the Company or any of its subsidiaries is a party or by which any of their respective properties are subject or bound; and (iv) except as set forth in the Offering Circular, no action, suit or proceeding at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending, threatened or, to the best knowledge of the Company, contemplated against the Company or any subsidiary of the Company or affecting any of their respective properties wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

          (d) The Placement Agent shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that each of the conditions set forth in this
Section 6 has been satisfied.

          (e) The representations and warranties of the Company contained herein shall be true and correct at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and the Placement Agent and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing shall have been duly performed, fulfilled or complied with.

          (f) The Company shall have furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness at the Closing of any statement in the Offering Circular as to the accuracy at the Closing of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

          (g) Rickel shall have waived its lock-up with respect to issuances of equity securities by the Company (as more fully described in the Company's Prospectus dated August 9, 1995 under the caption "Underwriting") insofar as such lock-up relates to the Private Placement.

          (h) George Sanders shall have entered into an agreement with the Company pursuant to which he shall agree (i) not to exercise his right to cause the Company to use the proceeds of the Placement to redeem the shares of Redeemable Preferred Stock owned by him and (ii) consented to the issuance of the Preferred Shares on a PARI PASSU basis with the Redeemable Preferred Stock.

          (i) Herbert Turk shall have (A) entered into an agreement with the Company pursuant to which he shall have agreed, provided that at least 400 Units are sold, not to require the Company to apply more than $1.0 million of the proceeds of the Placement to the redemption of the notes payable to him issued by the Company between February 18, 1994 and December 1, 1994, (B) entered into an agreement with the Company pursuant to which he shall have agreed to relinquish any and all security interests which secure such notes and (C) delivered to the Company an executed financing statement release on Form UCC-3 to effectuate the foregoing clause (B).

          (j) The Company and the Warrant Agent shall have entered into an amendment to the Warrant Agreement pursuant to which (i) the Warrant Agreement will be amended to permit the issuance thereunder of the Warrants and (ii) the Warrant Agent shall consent to the issuance of the Warrants and shall agree that, as a result of the issuance of the Warrants and the Preferred Shares, the Public Warrants shall only be subject to one adjustment in the exercise price thereof based on the Minimum Conversion Price (as defined in the Certificate of Designations) as a result of the issuance of the Preferred Shares and the Warrants.

          (k) Each director and executive officer of the Company and each of Messrs. Turk and Sanders shall have executed and delivered to the Placement Agent, in the form set forth as Appendix II hereto, an agreement to the effect that he or she will not, prior to February 9, 1996, without the prior written consent of the Placement Agent, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company.

          All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent. Any certificates signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the statements made therein. If any condition to the Placement Agent's obligations hereunder to be fulfilled prior to or at the Closing is not so fulfilled, the Placement Agent may terminate this Agreement or, if the Placement Agent so elects, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

     7.   INDEMNIFICATION.

          (a) The Company will indemnify and hold harmless the Placement Agent and each of its partners, directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys and agents, and each person, if any, controlling either the Placement Agent or any of its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities, costs or expenses (and any legal or other expenses incurred by the Placement Agent in investigating or defending the same or in giving testimony or furnishing documents in response to a request of any government agency or to a subpoena) in any way relating to or in any way arising out of (i) the activities of the Placement Agent contemplated by this Agreement, or in connection with the placement of securities as contemplated hereunder, (ii) the inaccuracy of any representation or warranty, or the breach of any covenant, contained herein, or (iii) any claim by Rickel against the Placement Agent, and will


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




reimburse, as incurred, the Placement Agent and each such controlling or other person for any legal or other expenses reasonably incurred by the Placement Agent or such controlling or other person in connection with investigating, defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action. Such indemnity shall not, however, cover any such loss, claim, damage, liability, cost or expense to the extent that it arises out of or is based upon (i) any failure by the Placement Agent's affiliate, Strasbourger Pearson Tulcin & Wolff Inc., to be registered and in good standing as a broker-dealer in any jurisdiction in which Units are sold or to be properly licensed to sell securities in any such jurisdiction, (ii) any breach by the Placement Agent of its obligations in Section 3 hereof or (iii) any written misrepresentation made to a subscriber by the Placement Agent or its agents not also included in the Offering Circular and made by means other than the mere delivery of the Offering Circular to a subscriber (collectively, "Non-Indemnity Events").

          (b) The Placement Agent will indemnify and hold harmless the Company and each person, if any, controlling the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent set forth in subsection (a) above, but only to the extent that any loss, claim, damage, liability, cost or expense arises out of or is based upon a Non-Indemnity Event.

          (c) If any action, proceeding or investigation is commenced by a third party as to which the indemnified party hereunder proposes to demand indemnification under this letter Agreement, it will notify the indemnifying party with reasonable promptness. The indemnified party shall have the right to retain counsel of its own choice (which choice shall be reasonably satisfactory to the indemnifying party) to represent it and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party. The Indemnifying Party will not be liable under this letter agreement for any settlement of any claim against the indemnifying party made without the indemnifying party's written consent, which shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the foregoing paragraph
(b) or the following paragraph (d), the Placement Agent shall not be obligated to pay any amount in respect of its obligation to indemnify or contribute greater than the Placement Fee.

          (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this Section 7 is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provided for indemnification in such case, then the Company, on the one hand, and the Placement Agent, on the other hand, shall contribute to the losses, claims, damages, liabilities or costs to which the indemnified persons may be subject in accordance with the relative benefits received from the Placement of the Units and the securities underlying the Units by the Company, on the one hand, and the Placement Agent, on the other hand, and also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities or costs, and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

     8. NON-CIRCUMVENTION; RIGHT OF FIRST REFUSAL. The Company hereby agrees that, whether or not this Agreement is terminated and/or whether or not the Placement is consummated, until the first anniversary of the expiration of the Engagement Period, the Company will not enter into any agreement, transaction, or arrangement with any prospective investor who has either tendered an executed Purchase Agreement to the Placement Agent or who has otherwise communicated with the Company regarding the Placement (regardless of whether a transaction is consummated with such investor) as a result of an introduction by the Placement Agent, unless such agreement, transaction or arrangement is entered into with the written consent of the Placement Agent. If the Company consummates the Placement of at least 400 Units, the Company agrees not to sell any equity securities of the Company or securities convertible into or exchangeable or exercisable for any equity securities of the Company pursuant to a Regulation S or Regulation D transaction for 90 days after the Closing Date. Notwithstanding the foregoing sentence, if the Company wishes to make any such sales within that 90-day period, it will offer the Placement Agent the right to find buyers for the Preferred Shares and/or Warrants upon terms that are reasonably acceptable to the Company and the Placement Agent. The Placement Agent will then have five business days from the date of the offer to accept or reject it. If accepted, the Placement Agent will have an additional ten business days from acceptance to obtain firm commitments from buyers to purchase the securities offered on the terms proposed by the Company and five additional business days thereafter to close such sales, or the Company will then be free to engage others to assist it in offering such securities.

     9. SURVIVAL. The respective indemnities of the Company and the Placement Agent and the representations, warranties and agreements of the Company set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Placement Agent, the Company or any person referred to in Section 7 hereof, and shall survive any termination of this Agreement and/or issuance of the Preferred Shares and the Warrants, and any successor or assign of the Placement Agent and/or its designee(s), the Company, or any such person or any legal representative of such person shall be entitled to the benefit of the respective indemnities, agreements, warranties and representations.

     10. TERMINATION. The Placement Agent shall have the right to terminate this Agreement at any time prior to the Closing, by written notice to the Company, if any condition set forth in Section 6 hereof shall not have been satisfied on or prior to the Closing Date or if: (i) any domestic or international event or act or occurrence has, in the Placement Agent's sole opinion, materially disrupted, or will, in the Placement Agent's sole opinion, in the immediate future materially disrupt, securities markets; (ii) the United States shall have become involved in a war or major hostilities; (iii) a banking moratorium has been declared by any governmental authority; (iv) a moratorium in foreign exchange trading by major international banks or persons has been declared; (v) the Company or any subsidiary of the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, in the Placement Agent's sole opinion, will make it inadvisable to proceed with the Placement of the Preferred Shares and the Warrants; or (vi) there shall have been such material adverse change in the condition or prospects of the Company and its Subsidiaries, taken as a whole, or the market for its securities as in the Placement Agent's sole opinion would make it inadvisable to proceed with the Placement of the Preferred Shares and the Warrants.

     Anything herein to the contrary notwithstanding, the liability of the Company to the Placement Agent will be as set forth in Sections 4, 7 and 9 hereof, and upon demand the Company will pay the Placement Agent the full amount so owing.

     11. OFFERING MATERIALS. The Company hereby acknowledges that it has received drafts of all of the Offering Materials, and each party hereto agrees to use all reasonable efforts to agree on the final forms thereof as promptly as practicable after the date hereof.

     12.  GENERAL PROVISIONS.

          (a) PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent, the Company, the controlling and other persons referred to in Section 7 hereof, and their respective successors,


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




legal representatives, heirs, designees and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

          (b) AMENDMENT. No amendment or modification hereto, or waiver of the terms hereof, shall be valid unless in a writing executed by each of the parties hereto or by the party or parties to be bound.

          (c) NOTICES. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been delivered 48 hours after having been mailed in a general or branch post office and enclosed in a registered or certified postpaid envelope; 24 hours after having been sent by overnight courier; when delivered to a telegraph company or when scanned graphically or otherwise by telegraphic communications equipment of the sending party and accompanied by a substantially contemporaneous telephone call; and, in each case, addressed to the respective parties at the addresses stated below or to such other changed addresses as the parties may have fixed by notice; PROVIDED, HOWEVER, that any notice of change of address shall be effective only upon receipt.

     To the Placement
          Agent: Strasbourger Pearson Tulcin Wolff Incorporated c/o Stroock & Stroock & Lavan
                         Seven Hanover Square
                         New York, New York  10004-2696
                         Attention:  James R. Tanenbaum, Esq.
                         Telephone: (212) 806-5400
                         Facsimile: (212) 806-6006

     To the Company:     Pudgie's Chicken, Inc.
                         333 Earle Ovington Blvd.
                         Suite 604
                         Uniondale, New York 11553
                         Attention:  Steven M. Wasserman
                         Telephone:  (516) 222-8833
                         Facsimile:  (516) 222-8834

     with a copy to:     Graubard Mollen & Miller
                         600 Third Avenue
                         New York, New York  10016
                         Attention:  David Alan Miller, Esq.
                         Telephone:  (212) 818-8800
                         Facsimile:  (212) 687-6989

          (d) SEVERABILITY. If any provision herein, or the application thereof to any circumstance, is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Agreement or not applicable to such circumstance, as the case may be, and the remainder of this Agreement shall not be affected or impaired thereby.

          (e) ATTORNEYS' FEES. If any action, including, without limitation, arbitration, should arise among the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

          (f) INTEGRATION. This Agreement expresses the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes all prior agreements, arrangements and understandings among the parties hereto with respect to the matters set forth herein.

          (g) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of laws.

          (h) CAPTIONS. The section headings contained herein are inserted only for convenience and shall not affect the construction or meaning of any of the terms hereof.

          (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

          (j) WAIVERS. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further waiver of any such term, provision or condition or as a waiver of any other term, provision or condition.

          (k) PRONOUNS AND NUMBER. When the context so requires, the masculine shall include the feminine and neuter, the singular shall include the plural and conversely.

          (l) CERTAIN TERMS. As used herein, the term "person" means any individual or natural person, or any corporation, trust, business trust, governmental agency or body or any other legal entity, whether acting for himself, herself or itself or in a fiduciary or other capacity; the terms "hereof," "herein," "hereby" and "hereunder" refer to this Agreement in its entirety (and not solely to the particular provisions in which they may appear) and to the documents incorporated herein by reference.

          (m) FURTHER ASSURANCES. The parties hereto agree to execute any and all such further agreements, instruments or documents, and to take any and all such further action, as may be necessary or desirable to carry into effect the purpose and intent of this Agreement.

     If the foregoing correctly sets forth the understandings among the Placement Agent and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                  Very truly yours,

                                  PUDGIE'S CHICKEN, INC.



                                  By:
                                      ------------------------------------
                                      Name:  Steven Wasserman
                                      Title: President


ACCEPTED AND AGREED TO AS OF
THE DATE FIRST WRITTEN ABOVE:

STRASBOURGER PEARSON TULCIN WOLFF INCORPORATED


By:
    --------------------------------
    Name:  Phillip L. Neiman
    Title:
           ------------------

                                                                      APPENDIX I

                                  SUBSIDIARIES


1.   Pudgie's Famous Chicken, Ltd.
2.   Pudgie's of L.R., Inc.
3.   Pudgie's of Bell., Inc.
4.   Pudgie's of E.M., Inc.
5.   Pudgie's of Islandia
6.   Pudgie's of Mass., Inc.
7.   German Del Inc.
8.   Edison Lease Corp.
9.   Pudgie's G.C., Inc.
10.  AGD Inc.
11.  Pudgie's of Hunt., Inc.
12.  Pudgie's of Patch., Inc.
13.  Pudgie's of Epatch., Inc.
14.  Pudgie's of L.N., Inc.
15.  Pudgie's of F.H., Inc.
16.  Pudgie's of D.P., Inc.
17.  Pudgie's of Secnyc., Inc.
18.  Pudgie's Properties Inc.
19.  PFC of Port Washington
20.  Pudgie's Dev. of NY, Inc.
21.  Pudgie's of Maspeth
22.  H&H Industries
23.  U.A.A. Pudgie's of Allentown Inc.
24.  Pudgie's of Woodbridge
25.  Sander's Industries
26.  Pudgie's of Bay Ridge, Inc.
27.  Pudgie's of Flatbush, Inc.
28.  Pudgie's of Northport, Inc.
29.  Pudgie's of Long Beach, Inc.
30.  Pudgie's Asset Corp.
31.  Pudgie's Equipment Corp.

                                                                     APPENDIX II

                                March [   ], 1996
                                       ---

ROCHON CAPITAL GROUP
1000 Fourth Street, Suite 775
San Rafael, California 94901

Ladies and Gentlemen:

     In order to induce you to act as placement agent for a private placement (the "Placement") of (i) shares of Series A Convertible Preferred Stock (the "Preferred Shares") of Pudgie's Chicken, Inc., a Delaware corporation (the "Company"), and (ii) redeemable warrants to purchase shares of Common Stock of the Company (the "Warrants"), the undersigned hereby agrees that the undersigned will not, directly or indirectly, prior to February 9, 1997, without your prior written consent, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.

     This letter shall have no further force or effect if the Placement Agent Agreement dated March __, 1996 by and between the Company and you shall be terminated prior to the closing date provided for therein.

                                    Very truly yours,



                                                 By:
                                                     -------------------------
                                                     [Signature]



                                    -----------------------------------
                                    [Name--Please Print]



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